Exhibit 10.33

AMENDMENT TO THE AGREEMENT

BETWEEN

FORTIS INSURANCE COMPANY

AND

NATIONAL ADMINISTRATION COMPANY

This amendment to the Agreement by and between National Administration Company (“NAC”) and Fortis Insurance Company and its affiliates Fortis Benefits Insurance Company and John Alden Life Insurance Company (“Insurer”), entered into September 1, 2003 (the “Agreement”) is effective May 1, 2005.

WHEREAS, the parties to this Agreement desire to amend certain terms of the Agreement; and

WHEREAS, the parties have agreed to such amendments;

NOW THEREFORE, the parties set forth the following modifications to the Agreement:

1.	Section II, paragraph B is amended to delete the reference to “Exhibit A” and replace it with “Exhibit B”.

2.	Exhibit A of the Agreement is hereby deleted and replaced with the attached Exhibit A.

3.	Exhibit B of the Agreement is hereby deleted and replaced with the attached Exhibit B.

4.	The Business Associate Agreement between the parties, effective as of September 1, 2003, is hereby labeled Exhibit C.

All other terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment will control.

IN WITNESS WHEREOF, the parties have executed this Amendment by duly authorized officers of each party.

NAC		Insurer

By:	/s/ Dale Turvey	By:	/s/ Scott G. Krianke
Printed:	Dale Turvey	Printed:	Scott G. Krianke
Title:	President	Title:	Vice President
Date:		Date:

EXHIBIT A

NAC agrees that it will administer the following benefits and Membership Types for the Association as defined in section I and II below. NAC shall not modify the benefits available, the benefits associated with each Membership Type, or select vendors for these benefits without Insurer’s prior approval, which shall not be withheld unreasonably.

I. Basic Membership

1.	Gateway Emergency Medical Info Card

2.	Discount Vitamins/Nutritional Supplements

3.	Lenscrafters Vision Club

4.	Crisp Learning

5.	Customized Websites

6.	Internet Access Services

7.	3 magazine style newsletters per year

8.	24- hour Nurse Access Line

9.	NHS Information-personalized health survey and assessments

10.	Accudiet.com-personalized dietary and fitness tool

II. SuiteSolution Membership Types

Association memberships under the Agreement shall include SuiteSolution memberships. SuiteSolution memberships shall include SecureSolution and SelectSolution memberships. The benefits attributable to these memberships shall be:

SuiteSolution Membership Type	Benefits
SecureSolution	Same as the Basic Membership, plus blanket insurance coverage for accidental death and dismemberment, accidental medical expense and disability income benefits

SelectSolution	Same as SecureSolution, plus blanket critical illness insurance coverage, identity theft and child net benefits, complementary and alternative medicine discount, and additional discount programs

EXHIBIT B

1.	Insurer shall remit to NAC Association fees that it collects under this Exhibit B net of Insurer’s compensation. Association fees may be collected monthly, quarterly, semi-annually or annually.

2.	Insurer shall be solely responsible for compensating its distribution network for solicitation of memberships.

Membership Type	Association Fees Per Member/Per Month	Insurer’s Compensation up to 100,000 Members Per Member/Per Month	Insurer’s Compensation over 100, 000 Members Members Per Member/Per Month
Basic Membership	$4.00	$3.11	$3.31

SecureSolution - Single
$2,500 Benefit	$23.95	$18.93	$19.13
$5,000 Benefit	$28.95	$23.83	$24.03
$10,000 Benefit	$33.95	$28.73	$28.93

SecureSolution – Family
$2,500 Benefit	$33.95	$28.93	$29.13
$5,000 Benefit	$38.95	$33.83	$34.03
$10,000 Benefit	$48.95	$43.73	$43.93

SelectSolution – Single
$2,500 Benefit	$38.95	$28.79	$28.99
$5,000 Benefit	$43.95	$30.29	$30.49
$10,000 Benefit	$53.95	$33.39	$33.59

SelectSolution – Family
$2,500 Benefit	$48.95	$35.34	$35.54
$5,000 Benefit	$53.95	$33.44	$33.64
$10,000 Benefit	$63.95	$29.74	$29.94